NAVARRE CORPORATION

                                 EXHIBIT 10.8.6



As of May 21, 2000


Congress Financial Corporation
  (Central)
150 South Wacker Drive
Chicago, Illinois 60606

                   RE: AMENDMENT NO. 6 TO FINANCING AGREEMENTS

Gentlemen:

         Reference is made to the Loan and Security Agreement, dated June 12, 1997 (the "Loan Agreement") between Congress Financial Corporation (Central) ("Lender") and Navarre Corporation ("Borrower"), as amended by Amendment No. 1 to Financing Agreements, dated as of September 19, 1997, Amendment No. 2 to Financing Agreements, dated as of October 29, 1997, Amendment No. 3 to Financing Agreements, dated as of May 1, 1998, Amendment No. 4 to Financing Agreements dated as of March 1, 1999 and Amendment No. 5 to Financing Agreements dated as of May 31, 1999, together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         Borrower has requested that Lender (a) extend the term of the Financing Agreements and (b) amend certain terms and provisions of the Financing Agreements, which Lender is willing to do so to the extent and subject to the terms and conditions set forth in this Amendment No. 6 to Financing Agreements (the "Amendment"). In consideration of the foregoing, the mutual agreements and covenants contained in this Amendment and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         1. The Loan Agreement is hereby amended as follows:

         (a) Section 1.24 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                "1.24 "Maximum Credit" shall mean the amount of $25,000,000."

         (b) Section 3.3 of the Loan Agreement is hereby deleted in its entirety.

         (c) Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                "Unused Line Fee. Borrower shall pay to Lender monthly unused line fee at a rate equal to three-eighths (3/8 %) percent per annum calculated upon the amount by which $25,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears."

         2. Conditions Precedent. The effectiveness of the consent, waiver and amendments set forth herein shall be subject to the receipt by Lender of each of the following, in for and substance satisfactory to Lender:

            (1) an original of this Amendment, duly authorized, executed and delivered by Borrower; and

            (2) after giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event or conditions shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

         3. Effect of this Amendment. This Agreement and any instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except for the specific amendments expressly set forth herein, no other changes or modifications to or consents or waivers under the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         4. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

         5. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

         6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         7. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement between Borrower and Lender.


                                       Very truly yours,

                                       NAVARRE CORPORATION

                                       By:

                                       Title:


AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL)


By:

Title: